Media Investors Ancel Martinez Jim Rowe 415-222-3858 415-396-8216 Wells Fargo Reports February Retail Banking Customer Activity SAN FRANCISCO, March 20, 2017 – Wells Fargo & Company (NYSE: WFC) today reported Retail Banking customer activity data for February 2017. Tim Sloan, President and Chief Executive Officer noted, “Today’s update on Retail Banking trends is part of our ongoing commitment to transparency. In February, we were pleased to see that in general our existing customers continued to actively use their accounts and valued their relationships with Wells Fargo. We remain focused on meeting our customers’ financial needs by providing great service and quality products, and we’re pleased that our customer experience survey scores increased for the fourth consecutive month. We will provide our next update on customer activity trends in April.” Mary Mack, head of Community Banking, added, “After factoring in day count differences, February trends were generally similar to January’s and were within our expectations. It will take time for us to work through the changes we are making in our business, but we remain focused on strengthening our relationships with existing customers and building new ones with potential customers.”

Page 2 of 4 Key Takeaways Linked month (LM) and year-over-year (YoY) trends were impacted by February 2017 having fewer days than both January 2017 and February 2016 Customer Interactions  Total branch interactions down 1% LM, and down 11% YoY Deposit Balances and Accounts  Average consumer and small business deposit balances down modestly LM, but up 6% YoY  Consumer checking account opens down 3% LM, and down 0.3 million, or 43%, YoY  Customer-initiated consumer checking account closures down 10% LM and 11% YoY  Primary consumer checking customers of 23.5 million, up modestly LM, and up 1.9% YoY Debit and Credit Cards  Point-of-sale debit card transactions down 2% LM, but up modestly YoY  Consumer credit card purchase volume down 7% LM, but up 3% YoY  Consumer credit card balances outstanding down 2% LM, but up 8% YoY  New consumer credit card applications down 4% LM, and down 0.2 million, or 55%, YoY  Point-of-sale active consumer credit card accounts of 7.5 million, down 2% LM, but up 4% YoY Customer Experience Surveys  Customer loyalty scores up for the fourth consecutive month, but down YoY  Survey results of overall satisfaction with most recent visit of 77.5% in February 2017, up from 77.2% in January 2017, but down slightly from 77.8% in February 2016

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(in millions, unless otherwise noted)	Feb 2017	Jan 2017	Feb 2016	Feb 2017 change from: Jan 2017	Feb 2017 change from: Feb 2016	Average per Day View Feb 2017 change from: Jan 2017	Average per Day View Feb 2017 change from: Feb 2016
Customer Interactions [1]							
Total Branch Interactions	48.3	48.9	54.3	-1%	-11%	4%	-6% [9]
Teller Transactions	45.5	46.0	50.7	-1%	-10%	4%	-6% [9]
Branch Banker Interactions	2.8	2.9	3.6	-4%	-21%	1%	-17% [9]
Total Digital (Online and Mobile) Secure Sessions	452.1	469.9	448.2	-4%	1%	7%	4% [10]
Total Digital (Online and Mobile) Active Customers [2]	27.9	27.6	27.2	1%	3%	---	---
Consumer Checking Account Opens	0.3	0.3	0.6	-3%	-43%	2%	-40% [9]
Consumer Checking Account Customer-Initiated Closures [3]	0.2	0.2	0.2	-10%	-11%	-5%	-7% [9]
Deposit Balances and Accounts							
Consumer and Small Business Banking Deposits *(period end, $ in billions)* [4]	$ 761.4	$ 750.4	$ 719.8	1%	6%	---	---
Consumer and Small Business Banking Deposits *(average, $ in billions)* [4]	$ 753.0	$ 754.0	$ 712.3	0%	6%	---	---
Primary Consumer Checking Customers [5]	23.5	23.4	23.0	0%	2%	---	---
Primary Consumer Checking Customers YoY Growth [5]	1.9%	2.6%	5.0%			---	---
Debit Cards (Consumer and Business)							
Point-of-Sale Active Cards [6]	25.5	25.7	25.8	-1%	-1%	---	---
Point-of-Sale Transactions	619.1	630.5	618.3	-2%	0%	9%	4% [10]
Consumer Credit Cards [7]							
Point-of-Sale Active Accounts [8]	7.5	7.7	7.2	-2%	4%	---	---
Applications	0.2	0.2	0.4	-4%	-55%	6%	-53% [10]
Balances *(period end, $ in billions)*	$ 27.1	$ 27.6	$ 25.1	-2%	8%	---	---
Purchase Volume *($ in billions)*	$ 5.0	$ 5.4	$ 4.9	-7%	3%	3%	6% [10]
Customer Experience Survey Scores with Branch							
Customer Loyalty	57.6%	56.9%	62.1%			---	---
Overall Satisfaction with Most Recent Visit	77.5%	77.2%	77.8%			---	---
Business Days	19	20	20				
Calendar Days	28	31	29				

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch Banker Interactions, Consumer Checking Account Opens, Consumer Checking Account Customer-Initiated Closures, Consumer Credit Card Point-of-Sale Active Accounts, Consumer Credit Card Applications and Consumer Credit Card Purchase Volume, but all differences are attributable to rounding. (1) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business. (2) Primarily includes retail banking, consumer lending, small business and business banking customers. (3) Does not include accounts closed by the bank. (4) Period-end and average deposits for February 2017 included $1.9 billion and $2.1 billion, respectively, and January 2017 included $1.8 billion and $2.1 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment. (5) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (6) Active Debit cards having at least one POS transaction during the month. (7) Credit card metrics shown in the table are for general purpose credit card only excluding co-branded cards. (8) Active Credit Card Accounts having at least one POS transaction, including POS reversal, during the month. (9) The average per day view calculation is computed by taking the total amount for each month and dividing it by the number of business days in that month since the activity primarily occurs on business days. The percentage change is then calculated by comparing this average per day amount for each of the periods shown. (10) The average per day view calculation is computed by taking the total amount for each month and dividing it by the number of calendar days in that month. The percentage change is then calculated by comparing this average per day amount for each of the periods shown.

Conference Call

The Company will host a live conference call on Monday, March 20, at 9:30 a.m. PT (12:30 p.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~83691984.

Page 4 of 4 A replay of the conference call will be available beginning at 11:30 a.m. PT (2:30 p.m. ET) on March 20 through Friday, March 31. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID 83691984#. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~83691984. Cautionary Statement About Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. # # #